EXHIBIT 4

Effective October 21, 2010

BY-LAW NO. 2

A by-law relating generally to the transaction of the business and affairs of

BNY TRUST COMPANY OF CANADA.

BE IT ENACTED as a by-law of the Company as follows:

Section 10.17	Ballots	21
Section 10.18	Adjournment	21
Section 10.19	Resolution in Writing	21

ARTICLE 11
DIVISIONS AND DEPARTMENTS

Section 11.1	Creation and Consolidation of Divisions	22

ARTICLE 12
NOTICES

Section 12.1	Method of Giving Notices	22
Section 12.2	Notice to Joint Shareholders	23
Section 12.3	Computation of Time	23
Section 12.4	Undelivered Notices	23
Section 12.5	Omissions and Errors	23
Section 12.6	Persons Entitled by Death	23
Section 12.7	Waiver of Notice	23

SECTION 13
EFFECTIVE DATE

Section 13.1	Effective Date	25

ARTICLE 1

INTERPRETATION

Section 1.1	Definitions.

(1)	In the by-laws of the Company, unless the context otherwise requires:

“Act” means the Trust and Loan Companies Act (Canada), and any statute that may be substituted therefor, as from time to time amended.

“appoint” includes “elect” and vice versa.

“board” means the board of directors of the Company.

“by-laws” means this by-law and all other by-laws of the Company from time to time in force and effect.

“cheque” includes a draft.

“Company” means the corporation incorporated by certificate of incorporation under the Act on September 21, 2000 and continued as a trust company under the Act and named “BNY Trust Company of Canada.”

“letters patent” means the letters patent by which the Company was continued as a trust company, and includes any amendment thereto or restatement thereof.

“meeting of shareholders” includes an annual meeting of shareholders and a special meeting of shareholders.

“non-business day” means Saturday, Sunday and any other day that is a holiday as defined in the Interpretation Act (Canada).

“ordinary resolution” means a resolution passed by a majority of the votes cast by the shareholders who voted in respect of that resolution or signed by all of the shareholders entitled to vote on that resolution.

“recorded address” means in the case of a shareholder his or her address as recorded in the securities register; and in the case of joint shareholders the address appearing in the securities register in respect of such joint holding or the first address so appearing if there are more than one; and in the case of a director, officer, auditor or member of a committee of the board, his or her latest address as recorded in the records of the Company.

“resident Canadian” means an individual who is:

(a)	A Canadian citizen ordinarily resident in Canada;

(b)	A Canadian citizen not ordinarily resident in Canada who is a member of a prescribed class of persons; or

(c)

A permanent resident within the meaning of the Immigration Act (Canada) and ordinarily resident in Canada, except a permanent resident who has been ordinarily resident in Canada for more than one year after the time at which he or she first became eligible to apply for Canadian citizenship.

“signing officer” means, in relation to any instrument, any person authorized to sign the same on behalf of the Company by section 2.4 or by a resolution passed pursuant thereto.

“special meeting of shareholders” includes a meeting of any class or classes of shareholders and a special meeting of all shareholders entitled to vote at an annual meeting of shareholders.

“special resolution” means a resolution passed by a majority of not less than two-thirds of the votes cast by the shareholders who voted in respect of that resolution or signed by all the shareholders entitled to vote on that resolution.

(2)

Save as aforesaid, words and expressions defined in the Act have the same meanings when used herein. Words importing the singular number include the plural and vice versa; and words importing gender include the masculine, feminine and neuter genders; and words importing a person include an individual, partnership, association, body corporate, trustee, executor, administrator or legal representative.

ARTICLE 2

BUSINESS OF THE COMPANY

Section 2.1	Head office.

The head office of the Company shall be at the place within Canada from time to time specified in the letters patent and at such location therein as the board may from time to time determine.

Section 2.2	Corporate Seal.

Until changed by the board, the corporate seal of the Company shall be in the form impressed hereon.

Section 2.3	Financial Year.

Until changed by the board, the financial year of the Company shall end on the last day of December in each year.

Section 2.4	Banking Arrangements.

The banking business of the Company including, without limitation, the borrowing of money and the giving of security therefor, shall be transacted with such banks, trust companies or other bodies corporate or organizations as may from time to time be designated by or under the authority of the board. Such banking business or any part thereof shall be transacted under such agreements, instructions and delegations of powers as the board may from time to time prescribe or authorize.

Section 2.5	Real Property.

Real property or interests in real property owned by the Company in its own right shall not be deeded, conveyed, mortgaged, assigned or transferred except when duly authorized by a resolution of the Board, The Board may from time to time authorize officers to deed, convey, mortgage, assign or transfer real property owned by the Company in its own right with such maximum values as the board may fix in its authorizing resolution.

Section 2.6	Senior Signing Powers.	As amended 10/31/02

Subject to the exception provided in Section 2.5, the Chairman, the President, any Vice Chairman of the Board any Senior Executive Vice President and any Executive Vice President is authorized to accept, endorse, execute or sign any document, instrument or paper in the name of, or on behalf of, the Company in all transactions arising out of, or in connection with, the normal course of the Company’s business or in any fiduciary, representative or agency capacity and, when required, to affix the seal of the Company thereto. In such instances as in the judgment of the Chairman, the President, any Vice Chairman of the Board, any Senior Executive Vice President or any Executive Vice President may be proper and desirable, any one of said officers may authorize in writing from time-to-time any other officer to have the powers set forth in this section applicable only to the performance or discharge of the duties of such officer within his or her particular division or function. Any officer of the Company authorized in or pursuant to Section 2.7 to have any of the powers set forth therein, other than the officer signing pursuant to this Section 2.6, is authorized to attest to the seal of the Company on any documents requiring such seal.

Section 2.7	Limited Signing Powers.	As Amended 10/31/02

Subject to the exception provided in Section 2.5, in such instances as in the judgment of the Chairman, the President, any Vice Chairman of the Board, any Senior Executive Vice President or any Executive Vice President may be proper and desirable, any one of said officers may authorize in writing from time-to-time any other officer, employee or individual to have the limited signing powers or limited power to affix the seal of the Company to specified classes of documents set forth in a resolution of the Board applicable only to the performance or discharge of the duties of such officer, employee or individual within his or her division or function.

Section 2.8	Powers of Attorney.	As Amended 10/31/02

All powers of attorney on behalf of the Company shall be executed by any officer of the Company jointly with the Chairman of the Board, the President, any Vice Chairman, any Senior Executive Vice President, any Executive Vice President, any Senior Vice President or any Managing Director, provided that the execution by such Senior Vice President or Managing Director of said Power of Attorney shall be applicable only to the performance or discharge of the duties of said officer within his or her particular division or function. Any such power of attorney may, however, be executed by any officer or officers or person or persons who may be specifically authorized to execute the same by the Board of Directors.

Section 2.9	Auditor.

The Auditor or any officer designated by the Auditor is authorized to certify in the name of, or on behalf of the Company, in its own right or in a fiduciary or representative capacity, as to the accuracy and completeness of any account, schedule of assets, or other document, instrument or paper requiring such certification.

Section 2.10	Rescission of Signing Powers.

Any signing authority authorized by the Chairman, the President, any Executive Vice President, may be rescinded at any time by any one of said officers and any signing power authorized in or pursuant to “Real Property”, “Senior Signing Powers” or “Limited Signing Powers” shall terminate without necessity of further action when the officer or employee having such power leaves the employ of the Company.

ARTICLE 3

BORROWING AND SECURITIES

Section 3.1	Borrowing Power

(1)	Without limiting the borrowing powers of the Company as set forth in the Act, the board may from time to time on behalf of the Company, without authorization of the shareholders:

(a)	Borrow money upon the credit of the Company;

(b)	Issue, reissue, sell or pledge bonds, debentures, notes or other evidences of indebtedness or guarantee of the Company, whether secured or unsecured;

(c)	To the extent permitted by the Act, give a guarantee on behalf of the Company to secure performance of any present or future indebtedness, liability or obligation of any person; and

(d)

To the extent permitted by the Act, mortgage, hypothecate, pledge or otherwise create a security interest in all or currently owned or subsequently acquired real or personal, movable or immovable, property of the Company including book debts, rights, powers, franchises and undertakings, to secure any such bonds, debentures, notes or other evidences of indebtedness or guarantee or any other present or future indebtedness, liability or obligation of the Company.

(2)	Nothing in this section limits or restricts the borrowing of money by the Company on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Company.

Section 3.2	Delegation.

The board may from time to time delegate to a committee of the board, one or more directors or officers of the Company or any other person as may be designated by the board all or any of the powers conferred on the board by section 3.1 or by the Act to such extent and in such manner as the board shall determine at the time of each such delegation.

ARTICLE 4

DIRECTORS

Section 4.1	Number of Directors and Quorum.

Until changed in accordance with the Act, the board shall consist of not fewer than seven directors and not more than ten directors. Subject to section 4.8, the quorum for the transaction of business at any meeting of the board shall consist of a majority of the number of directors or such greater number of directors as the board may from time to time determine.

Section 4.2	Qualification.

No person shall be qualified for election as a director if he or she is less than 18 years of age; if he or she is of unsound mind and has been so found by a court in Canada or elsewhere; if he or she is not an individual; or if he or she has the status of a bankrupt. A director need not be a shareholder. A majority of the directors shall be resident Canadians, and so long as required by the Act, no more than two-thirds of the directors may be persons affiliated with the Company.

Section 4.3	Election and Term.

The election of directors shall take place at the first meeting of shareholders and thereafter at each annual meeting of shareholders and all the directors then in office shall retire but, if qualified, shall be eligible for re-election. The number of directors to be elected at any such meeting shall, if a minimum and maximum number of directors is authorized, be the number of directors then in office unless the directors or the shareholders otherwise determine or shall, if a fixed number of directors is authorized, be such fixed number. Where the directors adopt an amendment to the by-laws to increase or, subject to the Act, decrease the number or minimum or maximum number of directors, the shareholders may, at the meeting at which they confirm the amendment of the by-law, elect the number of directors authorized by the amendment. The election shall be by resolution. If an election of directors is not held at the proper time, the incumbent directors shall continue in office until their successors are elected.

Section 4.4	Removal of Directors.

Subject to the Act, the shareholders may by resolution passed at a meeting specially called for such purpose remove any director from office and the vacancy created by such removal may be filled at the same meeting, failing which it may be filled by the board.

Section 4.5	Vacation of office.

A director ceases to hold office when he or she dies; he or she is removed from office by the shareholders; he or she ceases to be qualified for election as a director or is ineligible to hold office pursuant to Section 208(2) of the Act, or his or her written resignation is sent or delivered to the Company, or, if a time is specified in such resignation, at the time so specified, whichever is later.

Section 4.6	Vacancies.

Subject to the Act, a quorum of the board may fill a vacancy in the board, except a vacancy resulting from an increase in the number or minimum number of directors specified in the articles or from a failure of the shareholders to elect the number or minimum number of directors required by the articles. In the absence of a quorum of the board, or if the vacancy has arisen from a failure of the shareholders to elect the number or minimum number of directors, the directors then in office shall forthwith call a special meeting of shareholders to fill the vacancy. If such directors fail to call such meeting or if there are no such directors then in office, any shareholder may call the meeting.

Section 4.7	Action By The Board.

The board shall manage the business and affairs of the Company. Subject to sections 4.8 and 4.9, the powers of the board may be exercised by resolution passed at a meeting at which a quorum is present or by resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of the board. Where there is a vacancy in the board, the remaining directors may exercise all the powers of the board so long as a quorum remains in office.

Section 4.8	Canadian Majority.

The board shall not transact business at a meeting, other than filling a vacancy in the board, unless a majority of the directors present are resident Canadians, except where:

(a)	A resident Canadian director who is unable to be present approves in writing or by telephone or other communications facilities the business transacted at the meeting; and

(b)	A majority of resident Canadians would have been present had that director been present at the meeting.

Section 4.9	Meeting By Telephone.

If all the directors of the Company consent, a director may participate in a meeting of the board or of a committee of the board by means of such telephone or other communications facilities as permit all persons participating in the meeting to hear each other, and a director participating in such a meeting by such means is deemed to be present at the meeting. Any such consent shall be effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the board and of committees of the board.

Section 4.10	Place of Meetings.

Meetings of the board may be held at any place in or outside Canada.

Section 4.11	Calling of Meetings.

Meetings of the board shall be held from time to time at such time and at such place as the board, the chairman of the board, the managing director, the president or any two directors may determine.

Section 4.12	Notice of Meeting.

Notice of the time and place of each meeting of the board shall be given in the manner provided in section 12.1 to each director not less than 48 hours before the time when the meeting is to be held. A notice of a meeting of directors need not specify the purpose of or the business to be transacted at the meeting, except where the Act requires such purpose or business to be specified, including, if required by the Act, any proposal to:

(a)	Submit to the shareholders any question or matter requiring approval of the shareholders;

(b)	Fill a vacancy among the directors or in the office of auditor;

(c)	Issue securities except in the manner and on the terms authorized by the board;

(d)	Declare dividends;

(e)	Purchase, redeem or otherwise acquire shares issued by the Company;

(f)	Pay a commission for the sale of shares;

(g)	Approve a management proxy circular;

(h)	Approve a take-over bid circular or directors’ circular;

(i)	Approve any annual financial statements; or

(j)	Adopt, amend or repeal by-laws.

Section 4.13	First Meeting of New Board.

Provided a quorum of directors is present, each newly elected board may without notice hold its first meeting immediately following the meeting of shareholders at which such board is elected.

Section 4.14	Adjourned Meeting.

Notice of an adjourned meeting of the board is not required if the time and place of the adjourned meeting are announced at the original meeting.

Section 4.15	Regular Meetings.

The board may appoint a day or days in any month or months for regular meetings of the board at a place and hour to be named. A copy of any resolution of the board fixing the place and time of such regular meetings shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meeting except where the Act requires the purpose thereof or the business to be transacted thereat to be specified.

Section 4.16	Chairman.

The Chairman of any meeting of the board shall be the first mentioned of such of the following officers as have been appointed and who is a director and is present at the meeting: chairman of the board, managing director, president or a vice-president. If no such officer is present, the directors present shall choose one of their number to be chairman. If the secretary is absent, the chairman shall appoint some person, who need not be a director, to act as secretary of the meeting.

Section 4.17	Votes to Govern.

At all meetings of the board every question shall be decided by a majority of the votes cast on the question. In case of an equality of votes the chairman of the meeting shall be entitled to a second or casting vote.

Section 4.18	Conflict of Interest.

A director or officer who is a party to, or who is a director or officer of, or has a material interest in any person who is a party to, a material contract or proposed material contract with the Company or has a material interest in any person who is a party to a material contract with the Company shall disclose the nature and extent of his or her interest at the time and in the manner provided by the Act. Any such contract or proposed contract shall be referred to the board or shareholders for approval even if such contract is one that in the ordinary course of the Company’s business would not require approval by the board or shareholders. Such a director shall not be present at any meeting of directors while the contract is being considered, a vote on any resolution to approve the same.

Section 4.19	Remuneration And Expenses.

The directors shall be paid such remuneration for their services as the board may from time to time determine. The directors shall also be entitled to be reimbursed for travelling and other expenses properly incurred by them in attending meetings of the board or any committee thereof. Nothing herein contained shall preclude any director from serving the Company in any other capacity and receiving remuneration therefor.

ARTICLE 5

COMMITTEES

Section 5.1	Committee of Directors.

The board may appoint one or more committees of the board, however designated, and delegate to any such committee any of the powers of the board except those which pertain to items which, under the Act, a committee of directors has no authority to exercise. A majority of the members of any such committee shall be resident Canadians.

Section 5.2	Transaction of Business.

Subject to the provisions of section 4.9, the powers of a committee of the board may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. Meetings of such committee may be held at any place in or outside of Canada.

Section 5.3	Audit Committee.	As Amended 07/21/05

The board shall elect annually from among its number an audit committee to be composed of not fewer than three directors. A majority of the members of the audit committee must consist of directors who are not persons affiliated with the Company and none of the members of the audit committee may be officers or employees of the Company or a subsidiary of the Company. The audit committee shall have the powers and duties provided in the Act.

Section 5.4	Conduct Review Committee.	As Amended 07/21/05

The board shall elect from among its members a conduct review committee to be composed of not fewer than three directors. A majority of the members of the conduct review committee must consist of directors who are not persons affiliated with the Company and none of the members of the conduct review committee may be officers or employees of the Company or a subsidiary of the Company. The conduct review committee shall have the powers and duties provided in the Act.

Section 5.5	Advisory Bodies.

The board may from time to time appoint such advisory bodies at it may deem advisable.

Section 5.6	Procedure.

Unless otherwise determined by the board, each committee and advisory body shall have power to fix its quorum at not less than a majority of its members, to elect its chairman and to regulate its procedure.

ARTICLE 6

OFFICERS

Section 6.1	Officers: Election.	As amended 10/21/10

As soon as practicable after the annual meeting of shareholders in each year, the board shall elect a President and Chief Executive Officer and a Secretary, and it may, if it so determines, elect from among its members a Chairman of the board. The board may also elect one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, one or more Senior Associates, one or more Associates or one or more Assistant Secretaries, a Treasurer and such other officers as the board may deem desirable or appropriate and may give any of them such further designations or alternate titles as it considers desirable. The President may appoint one or more Vice Presidents, senior Associates, Associates and Assistant Secretaries and such other officers as he shall deem necessary and appropriate and may give any of them such further designations or alternate titles as he considers desirable. Any number of offices may be held by the same person.

Section 6.2	Term of Office, Resignation; Removal; Vacancies.

Except as otherwise provided in the resolution of the board electing any officer, each officer shall hold office until the first meeting of the board after the annual meeting of shareholders next succeeding his or her election and until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the board, the President or the Secretary of the Company. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. The board may remove any officer with or without cause at any time. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Company, but the election of any officer shall not of itself create contractual rights. Any vacancy occurring in any office of the Company by death, resignation, removal or otherwise may be filled for the unexpired portion of the term of the board at any regular or special meeting.

Section 6.3	Chairman of the Board.

The Chairman of the board, if any, shall preside at all meetings of the board and of the shareholders at which he or she shall be present and shall have and may exercise such powers as may, from time to time, be assigned to him or her by the board and as may be provided by law.

Section 6.4	President.

In the absence of the Chairman of the board, the President shall preside at all meetings of the board and of the shareholders at which he or she shall be present. The President shall be the chief executive officer and shall have general charge and supervision of the business of the Company and, in general, shall perform all duties incident to the office of the president of a corporation and such other duties as may, from time to time, be assigned to him or her by the board or as may be provided by law.

Section 6.5	Executive Vice President.

The Executive Vice President or Executive Vice Presidents, at the request or in the absence of the President or during the President’s inability to act, shall perform the duties of the President, and when so acting shall have the powers of the President. If there is more than one Executive Vice President, the board may determine which one or more of the Executive Vice Presidents shall perform any of such duties; or if such determination is not made by the board, the President may make such determination; otherwise, any of the Executive Vice Presidents may perform any of such duties. The Executive Vice President or Executive Vice Presidents shall have other powers and shall perform such other duties as may, from time to time, be assigned to him or her or them by the board or the President or as may be provided by law.

Section 6.6	Senior Vice Presidents.

The Senior Vice President or Senior Vice Presidents, at the request or in the absence of the President and Executive Vice Presidents or during the President’s and Executive Vice Presidents’ inability to act, shall perform the duties of the President, and when so acting shall have the powers of the President. If there by more than one Senior Vice President, the board may determine which one or more of the Senior Vice Presidents shall perform any of such duties; or if such determination is not made by the board, the President may make such determination; otherwise, any of the Senior Vice Presidents may perform any of such duties. The Senior Vice President or Senior Vice Presidents shall have such other powers and shall perform such other duties as may, from time to time, be assigned to him or her or them by the board or the President or as may be provided by law.

Section 6.7	Vice Presidents.

The Vice President or Vice Presidents shall have such powers and shall perform such duties as may, from time to time, be assigned to him or her or them by the board, the President, any Executive Vice President or any Senior Vice President or as may be provided by law.

Section 6.8	Secretary.

The Secretary shall have the duty to record the proceedings of the meetings of the shareholders, the board and any committees in a book to be kept for that purpose, shall see that all notices are duly given in accordance with the provisions of these bylaws or as required by law, shall be custodian of the records of the Company, may affix the Corporate seal to any document on behalf of the Company, the execution of which is duly authorized, and when so affixed may attest the same, and, in general, shall perform all duties incident to the office of secretary of a corporation and such other duties as may, from time to time, be assigned to him or her by the board, the President, any Senior Vice President or as may be provided by law.

Section 6.9	Treasurer.

The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Company and shall deposit or cause to be deposited, in the name of the Company, all monies or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by or under authority of the board. If required by the board, the Treasurer shall give a bond for the faithful discharge of his or her duties, with such surety or sureties as the board may determine. The Treasurer shall keep or cause to be kept full and accurate records of all receipts and disbursements in the books of the Company, shall render to the President and to the board, whenever requested, an account of the financial condition of the Company, and, in general, shall perform all the duties incident to the office of treasurer of a corporation and such other duties as may, from time to time, be assigned to him or her by the board, the President or as may be provided by law.

Section 6.10	Other Officers.

The other officers, if any, of the Company shall have such powers and duties in the management of the Company as shall be stated in a resolution of the board which is not inconsistent with these by-laws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the board, The board may require any officer, agent or employee to give security for the faithful performance of his or her duties.

ARTICLE 7

PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

Section 7.1	Limitation of Liability.

Every director and officer of the Company in exercising his or her powers and discharging his or her duties shall act honestly and in good faith with a view to the best interests of the Company and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Subject to the foregoing, no director or officer shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Company through the insufficiency or deficiency of title to any property acquired for or on behalf of the Company, or for the insufficiency or deficiency of any security in or upon which any of the monies of the Company shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the monies, securities or effects of the Company shall be deposited, or for any loss occasioned by any error of judgment or oversight on his or her part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his or her office or in relation thereto; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act and the regulations thereunder or from liability for any breach thereof.

Section 7.2	Indemnity.

(1)

Subject to the limitations contained in the Act, the Company shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Company’s request as a director or officer of a body corporate of which the Company is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the Company or such body corporate, if:

(a)	He or she acted honestly and in good faith with a view to the best interests of the Company; and

(b)	In the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful.

(2)

The Company shall also indemnify such person in such other circumstances as the Act permits or requires. Nothing in this by-law shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of this by-law.

Section 7.3	Insurance.

Subject to the Act, the Company may purchase and maintain insurance for the benefit of any person referred to in section 7.2 against any liability incurred by him or her in his or her capacity as a director or officer of the Company or of another body corporate where he or she acts or acted in that capacity at the Company’s request and in such amounts as the board may from time to time determine and as are permitted by the Act.

ARTICLE 8

SHARES

Section 8.1	Allotment.

Subject to the Act and the articles, the board may from time to time allot or grant options to purchase the whole or any part of the authorized and unissued shares of the Company at such times and to such persons and for such consideration as the board shall determine, provided that no share shall be issued until it is fully paid as provided by the Act.

Section 8.2	Commissions.

The board may from time to time authorize the Company to pay a reasonable commission to any person in consideration of such person purchasing or agreeing to purchase shares of the Company, whether from the Company or from any other person, or procuring or agreeing to procure purchasers for any such shares.

Section 8.3	Registration of Transfers.

Subject to the provisions of the Act, no transfer of shares shall be registered in a securities register except upon presentation of the certificate representing such shares with an endorsement which complies with the Act made thereon or delivered therewith, duly executed by an appropriate person as provided by the Act, together with such reasonable assurance that the endorsement is genuine and effective as the board may from time to time prescribe, and upon payment of all applicable taxes and any reasonable fee, not to exceed $3.00, prescribed by the board.

Section 8.4	Transfer Agents and Registrars.

The board may from time to time appoint one or more agents to maintain, in respect of each class of securities of the Company issued by it in registered form, a central securities register and one or more branch securities registers. Such a person may be designated as transfer agent or registrar according to his or her functions and one person may be designated both registrar and transfer agent. The board may at any time terminate such appointment.

Section 8.5	Non-Recognition of Trusts.

Subject to the provisions of the Act, the Company may treat the registered holder of any share as the person exclusively entitled to vote, to receive notices, to receive any dividend or other payments in respect of the share, and otherwise to exercise all the rights and powers of an owner of the share.

Section 8.6	Share Certificates.

Every holder of one or more shares of the Company shall be entitled, as his or her option, to a share certificate, or to a non-transferable written certificate of acknowledgement of his or her right to obtain a share certificate, stating the number and class or series of shares held by him or her as shown on the securities register. Such certificates shall be in such form as the board may from time to time approve. Any such certificate shall be signed in accordance with section 2.4 and need not be under the corporate seal; provided that, unless the board otherwise determines, certificates representing shares in respect of which a transfer agent and/or registrar has been appointed shall not be valid unless countersigned by or on behalf of such transfer agent and/or registrar. The signature of one of the signing officers or, in the case of a certificate which is not valid unless countersigned by or on behalf of a transfer agent and/or registrar, and in the case of a certificate which does not require a manual signature under the Act, the signatures of both signing officers may be printed or mechanically reproduced in facsimile thereon. Every such facsimile signature shall for all purposes be deemed to be the signature of the officer whose signature it reproduces and shall be binding upon the Company. A certificate executed as aforesaid shall be valid notwithstanding that one or both of the officers whose facsimile signature appears thereon no longer holds office at the date of issue of the certificate.

Section 8.7	Replacement of Share Certificates.

The board or any officer or agent designated by the board may in its, his or her discretion direct the issue of a new share or other such certificate in lieu of and upon cancellation of a certificate that has been mutilated, or in substitution for a certificate claimed to have been lost, destroyed or wrongfully taken on payment of such reasonable fee, not to exceed $3.00, and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the board may from time to time prescribe, whether generally or in any particular case.

Section 8.8	Joint Shareholders.

If two or more persons are registered as joint holders of any share, the Company shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

Section 8.9	Deceased Shareholders.

In the event of the death of a holder or of one of the joint holders of any share, the Company shall not be required to make any entry in the securities register in respect thereof or to make any dividend or other payments in respect thereof except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Company and its transfer agents.

ARTICLE 9

DIVIDENDS AND RIGHTS

Section 9.1	Dividends.

Subject to the provisions of the Act, the board may from time to time declare dividends payable to the shareholders according to their respective rights and interest in the Company. Dividends may be paid in money or property or by issuing fully paid shares of the Company.

Section 9.2	Dividend Cheques.

A dividend payable in cash shall be paid by cheque drawn on the Company’s bankers or one of them to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to such registered holder at his or her recorded address, unless such holder otherwise directs. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and mailed to them at their recorded address. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Company is required to and does withhold.

Section 9.3	Non-Receipt of Cheques.

In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Company shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the board may from time to time prescribe, whether generally or in any particular case.

Section 9.4	Record Date For Dividends And Rights.

The board may fix in advance a date, preceding by not more than fifty days the date for the payment of any dividend or the date for the issue of any warrant or other evidence of the right to subscribe for securities of the Company, as a record date for the determination of the persons entitled to receive payment of such dividend or to exercise the right to subscribe for such securities, and notice of any such record date shall be given not less than seven days before such record date in the manner provided by the Act. If no record date is so fixed, the record date for the determination of the persons entitled to receive payment of any dividend or to exercise the right to subscribe for securities of the Company shall be at the close of business on the day on which the resolution relating to such dividend or right to subscribe is passed by the board.

Section 9.5	Unclaimed Dividends.

Any dividend unclaimed after a period of six years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Company.

ARTICLE 10

MEETINGS OF SHAREHOLDERS

Section 10.1	Annual Meetings.

The annual meeting of shareholders shall be held at such time in each year and, subject to section 10.3, at such place as the board, the chairman of the board, the managing director or the president may from time to time determine, for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors, appointing an auditor and for the transaction of such other business as may properly be brought before the meeting.

Section 10.2	Special Meetings.

The board, the chairman of the board, the managing director or the president shall have power to call a special meeting of shareholders at any time.

Section 10.3	Place of Meetings.

Meetings of shareholders shall be held at the registered office of the Company or elsewhere in the municipality in which the registered office is situate or, if the board shall so determine, at some other place in Canada or, if all the shareholders entitled to vote at the meeting so agree, at some place outside Canada.

Section 10.4	Notice of Meetings.

Notice of the time and place of each meeting of shareholders shall be given in the manner provided in section 12.1 not less than twenty-one nor more than fifty days before the date of the meeting to each director, to the auditor and to each shareholder who at the close of business on the record date for notice is entered in the securities register as the holder of one or more shares carrying the right to vote at the meeting. Notice of a meeting of shareholders called for any purpose other than consideration of the financial statements and auditor’s report, election of directors and reappointment of the incumbent auditor shall state the nature of such business in sufficient detail to permit the shareholder to form a reasoned judgment thereon and shall state the text of any special resolution to be submitted to the meeting.

Section 10.5	List of Shareholders Entitled To Notice.

For every meeting of shareholders, the Company shall prepare a list of shareholders entitled to receive notice of the meeting, arranged in alphabetical order and showing the number of shares held by each shareholder entitled to vote at the meeting. If a record date for the meeting is fixed pursuant to section 10.6, the shareholders listed shall be those registered at the close of business on such record date. If no record date is fixed, the shareholders listed shall be those registered at the close of business on the day immediately preceding the day on which notice of the meeting is given or, where no such notice is given, the day on which the meeting is held. The list shall be available for examination by any shareholder during usual business hours at the registered office of the Company or at the place where the central securities register is maintained and at the meeting for which the list was prepared.

Section 10.6	Record Date For Notice.

The board may fix in advance a date, preceding the date of any meeting of shareholders by not more than fifty days and not less than twenty-one days, as a record date for the determination of the shareholders entitled to notice of the meeting, and notice of any such record date shall be given not less than seven days before such record date, by newspaper advertisement in the manner provided in the Act. If no record date is so fixed, the record date for the determination of the shareholders entitled to notice of the meeting shall be at the close of business on the day immediately preceding the day on which the notice is given or, if no notice is given, the day on which the meeting is held.

Section 10.7	Meetings Without Notice.

A meeting of shareholders may be held without notice at any time and place permitted by the Act (a) if all the shareholders entitled to vote thereat are present in person or represented by proxy or if those not present or represented by proxy waive notice of or otherwise consent to such meeting being held, and (b) if the auditors and the directors are present or waive notice of or otherwise consent to such meeting be held; so long as such shareholders, auditors or directors present are not attending for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called. At such a meeting any business may be transacted which the Company may transact at a meeting of shareholders. If the meeting is held at a place outside Canada, shareholders not present or represented by proxy, but who have waived notice of or otherwise consented to such meeting, shall also be deemed to have consented to the meeting being held at such place.

Section 10.8	Chairman, Secretary And Scrutineers.

The chairman of any meeting of shareholders shall be the first mentioned of such of the fallowing officers as have been appointed and who is present at the meeting: managing director, president, chairman of the board, or a vice-president who is a shareholder. If no such officer is present within 15 minutes from the time fixed for holding the meeting, the persons present and entitled to vote shall choose one of their number to be chairman. If the secretary of the Company is absent, the chairman shall appoint some person, who need not be a shareholder, to act a secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chairman with the consent of the meeting.

Section 10.9	Persons Entitled to be Present.

The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors and auditor of the Company and others who, although not entitled to vote, are entitled or required under any provision of the Act or the articles or by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

Section 10.10	Quorum.

Subject to the Act, a quorum for the transaction of business at any meeting of shareholders shall be one person present in person, being a shareholder entitled to vote thereat or a duly appointed proxyholder for an absent shareholder so entitled, and holding or representing by proxy not less than 51% of the outstanding shares of the Company carrying voting rights at the meeting. If a quorum is present at the opening of any meeting of shareholders, the shareholders present or represented by proxy may proceed with the business of the meeting notwithstanding that a quorum is not present throughout the meeting. If a quorum is not present at the opening of any meeting of shareholders, the shareholders present or represented by proxy may adjourn the meeting to a fixed time and place but may not transact any other business.

Section 10.11	Right To Vote.

Subject to the provisions of the Act as to authorized representatives of any other body corporate or association, at any meeting of shareholders for which the Company has prepared the list referred to in section 10.5, every person who is named in such list shall be entitled to vote the shares shown opposite his or her name except to the extent that (a) where the Company has fixed a record date in respect of such meeting pursuant to section 10.6, such person has transferred any of his or her shares after such record date, or where the Company has not fixed a record date in respect of the meeting, that person has transferred any of his or her shares after the date on which the list is prepared, and (b) the transferee, having produced properly endorsed certificates evidencing such shares or having otherwise established that he or she owns such shares, has demanded not later than ten days before the meeting that his or her name be included in such list. In any such excepted case the transferee shall be entitled to vote the transferred shares at the meeting.

Section 10.12	Proxyholders And Representatives.

(1)

Every shareholder entitled to vote at a meeting of shareholders may appoint a proxyholder, or one or more alternate proxyholders, who need not be shareholders, to attend and act as his or her representative at the meeting in the manner and to the extent authorized and with the authority conferred by the proxy. A proxy shall be in writing executed by the shareholder or his or her attorney and shall conform with the requirements of the Act,

(2)

Alternatively, every such shareholder which is a body corporate or association may authorize by resolution of its directors or governing body an individual to represent it at a meeting of shareholders and that individual may exercise on the shareholder’s behalf all the powers it could exercise if it were an individual shareholder. The authority of such an individual shall be established by the deposit with the Company of a certified copy of the resolution, or in such other manner as may be satisfactory to the secretary of the Company or the chairman of the meeting. Any such proxyholder or representative need not be a shareholder.

Section 10.13	Time For Deposit of Proxies.

The board may specify in the notice calling a meeting of shareholders a time, preceding the time of such meeting by not more than forty-eight hours exclusive of non-business days, before which time proxies to be used at such meeting must be deposited. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Company or an agent thereof specified in such notice or if, no such having been specified in the notice, it has been received by the secretary of the Company or by the chairman of the meeting or any adjournment thereof prior to the time of voting.

Section 10.14	Joint Shareholders.

If two or more persons hold shares jointly, any one of them present in person or represented by proxy at a meeting of shareholders may, in the absence of the other or others, vote the shares; but if two or more of those persons are present in person or represented by proxy and vote, they shall vote as one the shares jointly held by them.

Section 10.15	Votes To Govern.

At any meeting of shareholders every question shall, unless otherwise required by the articles or by-laws or by law, be determined by a majority of the votes cast on the question. In case of an equality of votes either upon a show of hands or upon a poll, the chairman of the meeting shall be entitled to a second or casting vote.

Section 10.16	Show of Hands.

Subject to the provisions of the Act, any question at a meeting of shareholders shall be decided by a show of hands unless a ballot thereon is required or demanded as hereinafter provided. Upon a show of hands every person who is present and entitled to vote shall have one vote. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is so required or demanded, a declaration by the chairman of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried, and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken shall be the decision of the shareholders upon the said question.

Section 10.17	Ballots.

On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands has been taken thereon, the chairman or any person who is present and entitled to vote, whether as shareholder or proxyholder, on such question at the meeting may require or demand a ballot. A ballot so required or demanded shall be taken in such manner as the chairman shall direct. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken, each person present shall be entitled, in respect of the shares which he or she is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the articles, and the result of the ballot so taken shall be the decision of the shareholders upon the said question.

Section 10.18	Adjournment.

The chairman at a meeting of shareholders may, with the consent of the meeting and subject to such conditions as the meeting may decide, adjourn the meeting from time to time and from place to place. If a meeting of shareholders is adjourned for less than thirty days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the earliest meeting that is adjourned. Subject to the Act, if a meeting of shareholders is adjourned by one or more adjournments for an aggregate of thirty days or more, notice of the adjourned meeting shall be given as for an original meeting.

Section 10.19	Resolution In Writing.

A resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders unless a written statement with respect to the subject matter of the resolution is submitted by a director or the auditor in accordance with the Act.

ARTICLE 11

DIVISIONS AND DEPARTMENTS

Section 11.1	Creation And Consolidation of Divisions.

The board may cause the business and operations of the Company or any part thereof to be divided or to be segregated into one or more divisions upon such basis, including without limitation, types of businesses or operations, geographical territories, product lines or goods or services, as the board may consider appropriate in each case. From time to time the board or, if authorized by the board, the chief executive officer may authorize, upon such basis as may be considered appropriate in each case:

(a)

Subdivision And Consolidation. The further division of the business and operations of any such division into sub-units and the consolidation of the business and operations of any such divisions and sub-units;

(b)

Name. The designation of any such division or sub-unit by, and the carrying on of the business and operations of any such division or subunit under, a name other than the name of the Company; provided that the Company shall set out its name in legible characters in all contracts, invoices, negotiable instruments and orders for goods or services issued or made by or on behalf of the Company; and

(c)

Officers. The appointment of officers for any such division or sub-unit, the determination of their powers and duties, and the removal of any such officer so appointed without prejudice to such officer’s right under any employment contract or in law, provided that any such officers shall not, as such, be officers of the Company, unless expressly designated as such.

ARTICLE 12

NOTICES

Section 12.1	Method of Giving Notices.

Any notice (which term includes any communication or document) to be given (which term includes sent, delivered or served) pursuant to the Act, the regulations thereunder, the articles, the by-laws or otherwise to a shareholder, director, officer, auditor or member of a committee of the board shall be sufficiently given if delivered personally to the person to whom it is to be given or if delivered to his or her recorded address or if mailed to him or her at his or her recorded address by prepaid ordinary or air mail or if sent to him or her at his or her recorded address by any means of prepaid transmitted or recorded communication. A notice so delivered shall be deemed to have been given when it is delivered personally or to the recorded address as aforesaid; a notice so mailed shall be deemed to have been given when deposited in a post office or public letter box; and a notice so sent by any means of transmitted or recorded communication shall be deemed to have been given when dispatched or delivered to the appropriate communication company or agency or its representative for dispatch. The secretary may change or cause to be changed the recorded address of any shareholder, director, officer, auditor or member of a committee of the board in accordance with any information believed by him or her to be reliable.

Section 12.2	Notice to Joint Shareholders.

If two or more persons are registered as joint holders of any share, any notice may be addressed to all of such joint holders but notice address to one of such persons shall be sufficient notice to all of them.

Section 12.3	Computation of Time.

In computing the date when notice must be given under any provision requiring a specified number of days’ notice of any meeting or other event, the date of giving the notice shall be excluded and the date of the meeting or other event shall be included.

Section 12.4	Undelivered Notices.

If any notice given to a shareholder pursuant to section 12.1 is returned on three consecutive occasions because such shareholder cannot be found, the Company shall not be required to give any further notices to such shareholder until such shareholder informs the Company in writing of such shareholder’s new address.

Section 12.5	Omissions And Errors.

The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

Section 12.6	Persons Entitled by Death or Operation of Law.

Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom such person derives his or her tide to such share, prior to such person’s name and address being entered on the securities register (whether such notice was given before or after the happening of the event upon which such person became so entitled) and prior to such person furnishing to the Company the proof of authority or evidence of such person’s entitlement prescribed by the Act.

Section 12.7	Waiver of Notice.

Any shareholder, proxyholder, other person entitled to attend a meeting of shareholders, director, officer, auditor or member of a committee of the board may at any time waive or abridge the time for any notice, required to be given to him or her under any provision of the Act, the regulations thereunder, the articles, the by-laws or otherwise and such waiver or abridgement, whether given before or after the meeting or other event of which notice is required to be given, shall cure any default in the giving or in the time of such notice, as the case may he, Any such waiver or abridgement shall be in writing except a waiver of notice of a meeting of shareholders or of the board or of a committee of the board which may be given in any manner.

ARTICLE 13

EFFECTIVE DATE

Section 13.1	Effective Date.

This by-law shall come into force on the date confirmed by the sole shareholder under the Act.

MADE by the board the 21st day of October, 2010.

/s/ Patricia A. Bicket
Patricia A. Bicket, Secretary

CONFIRMED by the sole shareholder in accordance with the Act the 21st day of October, 2010.

/s/ Patricia A. Bicket
BNY International Financing Corporation

BY-LAW NO. 3

A by-law relating to the share capital of

BNY TRUST COMPANY OF CANADA

(the “Company”)

BE IT ENACTED as a by-law of the Company as follows:

Section 1	Share Capital.

The Share Capital of the Company shall consist of an unlimited number of shares of one class, which shall be designated as “common shares”.

Section 2	Coming Into Force.

This by-law shall come into force on the date the Company is continued as a trust company under the Trust and Loan Companies Act (Canada).

MADE by the board the 27th day of April, 2001.

/s/ Peter Hamilton
Peter Hamilton, Assistant Secretary

CONFIRMED by the sole shareholder in accordance with the Act the 27th day of April, 2001.

/s/ Peter Hamilton
Peter Hamilton, Assistant Secretary